    As filed with the Securities and Exchange Commission on December 18, 2000

                                                            Registration No. [ ]


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                   AETNA INC.
                 (FORMERLY KNOWN AS AETNA U.S. HEALTHCARE INC.)
             (Exact name of registrant as specified in its charter)

            Pennsylvania                                       6719                                       23-2229683
    (state or other junction of                    (Primary Standard Industrial                        (I.R.S. Employer
   incorporation or organization)                   Classification Code Number)                       Identification No.)

                              151 FARMINGTON AVENUE
                               HARTFORD, CT 06156
                                 (860) 273-0123

                    (Address of principal executive offices)
            --------------------------------------------------------

                                   AETNA INC.
                            2000 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                            ------------------------
                               William J. Casazza
                     Vice President and Corporate Secretary
                                   Aetna Inc.
                              151 Farmington Avenue
                               Hartford, CT 06156

                     (Name and address of agent for service)


   Telephone number, including area code, of agent for service: (860) 273-0123

                                    Copy to:
                            Judith H. Jones, Counsel
                                   Aetna Inc.
                              151 Farmington Avenue
                               Hartford, CT 06156


                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES               AMOUNT TO BE               OFFERING                AGGREGATE                AMOUNT OF
TO BE REGISTERED (1)             REGISTERED (2)         PRICE PER SHARE (3)       OFFERING PRICE (3)       REGISTRATION FEE
--------------------             -------------          ------------------        ------------------       ----------------
Common Stock (par value
$0.01 per share . . . .         39,460,581 shares            $33.90625              $1,337,960,324            $353,221.53
==========================================================================================================================

(1) This Registration Statement also pertains to Rights to Purchase one one-hundredth of a share of Class A Voting Preferred Stock, Series A, par value $.0l per share, of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Aetna Inc. Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Aetna Inc. Common Stock held subject to adjustment pursuant to anti-dilution provisions.

(2) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


(3) Estimated solely for purposes of calculating the registration fee and are based on the average of high and low prices of the Common Stock on the New York Stock Exchange on December 15, 2000, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.




ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  Aetna Inc. (the "Company" or the "Registrant") hereby incorporates by reference the following documents:

                  (a) The Company's registration statement on Form 10 filed September 1, 2000, and any amendment thereto, including Amendment No. 1 filed on October 18, 2000 and Amendment No. 2 filed on December 1, 2000;


                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10 referred to above, including the Registrant's Form 8-K filed on December 14, 2000; and


                  (c) the description of the Company's Common Stock and Share Purchase Rights Plan contained in its Registration Statement on Form 10 filed September 1, 2000, pursuant to Section 12 of the Exchange Act, including Amendment No.1 filed October 18, 2000 and Amendment No. 2 filed December 1, 2000.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  None.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The Pennsylvania Business Corporation Law ("Business Corporation Law") provides, in general, that a corporation may indemnify any person, including its directors, officers and employees, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the corporation) by reason of the fact that he or she is or was a representative of, or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, employee benefit plan or other enterprise, against express (including attorneys' fees), judgments, fines and amounts paid in settlement actually reasonably incurred by him or her in connection with the action or proceeding unless the court determines that the act or failure to act giving rise to the claim for indemnification constituted willful misconduct or recklessness. The Business Corporation Law permits similar indemnification in the case of actions by or in the right of the corporation. In any case, to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any claim, issue or matter, he or shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The Business Corporation Law also provides that the indemnification permitted or required by the law is not exclusive of any other rights to which a person seeking indemnification may be entitled, provided that indemnification may not be made in any case where the act is determined by a court to have constituted willful misconduct or recklessness. The Business Corporation Law also provides that a corporation may pay expenses (including attorneys' fees), incurred by a party in an action subject to indemnification in advance of the final disposition of the action upon receipt of an undertaking by the party on whose behalf such expenses are paid to repay all amounts to the corporation in the event it is ultimately determined that the party is not entitled to be indemnified. Aetna's Articles require indemnification of its directors and officers, and the advancement of expenses, to the fullest extent permitted by the Business Corporation Law (except with respect to the claims against the corporation commenced by such a party) and permit, by action of the Board, indemnification of, and advancement of expenses to, employees and agents of Aetna as determined by the Board of Directors in a particular case.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS

                  The following is a complete list of exhibits filed as part of this Registration Statement:


   Exhibit
     No.
   -------

  4.1           Amended and Restated Articles of Incorporation of Aetna Inc., formerly Aetna U.S. Healthcare Inc.
                (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement under the Securities
                Exchange Act of 1934 on Form 10 ("Form 10"))*
  4.2           Amended and Restated By-Laws of Aetna Inc., formerly Aetna U.S. Healthcare Inc. (incorporated by reference to
                Exhibit 3.2 of the Form 10)*
  4.3           Rights Agreement between Aetna Inc. (formerly Aetna U.S. Healthcare Inc.) and EquiServe Trust Company, N.A. ,
                as Rights Agent (incorporated by reference to Exhibit 4.2 to the Form 10)*
  4.4           Aetna Inc. 2000 Stock Incentive Plan
  5.1           Opinion of Drinker Biddle & Reath
  23.1          Consent of Drinker Biddle & Reath (included in Exhibit 5.1)
  23.2          Consent of KPMG LLP
  24.1          Power of Attorney

--------
* Incorporated by reference as indicated.

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on the 18th day of December 2000.





                                          AETNA INC.



                                          By:    /s/ Judith H. Jones
                                                 ------------------------------
                                                 Name:    Judith H. Jones
                                                 Title:   Counsel

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                        TITLE                                                        DATE
---------                                        -----                                                        ----
/s/  William H. Donaldson*                       Chairman                                                     December 18, 2000
-------------------------------------------
William H. Donaldson

/s/ John W. Rowe, M.D.*                          President, Chief Executive Officer and Director              December 18, 2000
-------------------------------------------
John W. Rowe, M.D.                               (Principal Executive Officer)

/s/  Betsy Z. Cohen*                             Director                                                     December 18, 2000
-------------------------------------------
Betsy Z. Cohen

/s/  Barbara Hackman Franklin*                   Director                                                     December 18, 2000
-------------------------------------------
Barbara Hackman Franklin

/s/  Jerome S. Goodman*                          Director                                                     December 18, 2000
-------------------------------------------
Jerome S. Goodman

/s/  Earl G. Graves*                             Director                                                     December 18, 2000
-------------------------------------------
Earl G. Graves

/s/  Gerald Greenwald*                           Director                                                     December 18, 2000
-------------------------------------------
Gerald Greenwald

/s/  Ellen M. Hancock*                           Director                                                     December 18, 2000
-------------------------------------------
Ellen M. Hancock

/s/  Jack D. Kuehler*                            Director                                                     December 18, 2000
-------------------------------------------
Jack D. Kuehler

/s/  Judith Rodin*                               Director                                                     December 18, 2000
-------------------------------------------
Judith Rodin

/s/  Alan J. Weber*                              Vice Chairman for Strategy and Finance                       December 18, 2000
-------------------------------------------
Alan J. Weber                                    (Principal Financial Officer)

/s/  Alan M. Bennett*                            Controller                                                   December 18, 2000
-------------------------------------------
Alan M. Bennett                                  (Principal Accounting Officer)


*By:   /s/  Judith H. Jones
    --------------------------
      (Judith  H. Jones
      Attorney-in-Fact)

                                INDEX TO EXHIBITS



Exhibit                                                                                                        Sequentially
Number                                                  Exhibit                                                Numbered Page
-------                                                 -------                                                -------------
4.1                Amended and Restated Articles of Incorporation of Aetna Inc., formerly Aetna U.S.                 *
                   Healthcare Inc. (incorporated by reference to Exhibit 3.1 of the Registrant's
                   Registration Statement under the Securities Exchange Act of 1934 on Form 10
                   ("Form 10")).

4.2                Amended and Restated By-Laws of Aetna Inc., formerly Aetna U.S. Healthcare Inc.                   *
                   (incorporated by reference to Exhibit 3.2 of the Form 10).

4.3                Rights Agreement between Aetna Inc. (formerly Aetna U.S. Healthcare Inc.) and                     *
                   EquiServe Trust Company, N.A., as Rights Agent (incorporated by reference to
                   Exhibit 4.2 to the Form 10).

4.4                Aetna Inc. 2000 Stock Incentive Plan

5.1                Opinion of Drinker Biddle & Reath

23.1               Consent of Drinker Biddle & Reath (included in Exhibit 5.1)

23.2               Consent of KPMG LLP

24.1               Power of Attorney.


----------
* Incorporated by reference.